EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-31064, 333-64986, 333-55402, 333-87504, 333-135340 and 333-149641) of j2 Global, Inc. of our report dated October 19, 2012, relating to our audit of the consolidated financial statements of Ziff Davis, Inc. and Subsidiary as of and for the year ended December 31, 2011, included in this Current Report on Form 8-K/A.

/s/ McGladrey LLP
New York, New York
January 23, 2013